Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Tanner Powell, Kristin Hester, Gregory W. Hunt, Ted McNulty and Amit Joshi with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of MidCap Financial Investment Corporation, (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 6th day of April, 2023.

/s/ Tanner Powell	Chief Executive Officer
Tanner Powell

/s/ Gregory W. Hunt	Chief Financial Officer and Treasurer
Gregory W. Hunt

/s/ Amit Joshi	Chief Accounting Officer and Assistant Treasurer
Amit Joshi

/s/ Ted McNulty	President
Ted McNulty

/s/ Howard Widra	Executive Chairman of the Board of Directors, Director
Howard Widra

/s/ R. Rudolph Reinfrank	Director
R. Rudolph Reinfrank

/s/ Barbara Matas	Director
Barbara Matas

/s/ Carmencita Whonder	Director
Carmencita Whonder

/s/ Jeanette W. Loeb	Director
Jeanette W. Loeb

/s/ Elliot Stein, Jr.	Director
Elliot Stein, Jr.

/s/ Frank C. Puleo	Director
Frank C. Puleo

/s/ John J. Hannan	Director
John J. Hannan

/s/ Emanuel Pearlman	Director
Emanuel Pearlman

/s/ Kristin Hester	Chief Legal Officer and Secretary
Kristin Hester